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                                                                    Exhibit (s)

Metropolitan Life Insurance Company
One MetLife Plaza
27-01 Queens Plaza North
Long Island City, NY 11101

                                April 30, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

         RE: Metropolitan Life Insurance Company
             Separate Account Financial Statements

To Whom It May Concern:

As more fully discussed in a representation letter dated April 30, 2007, provided by Metropolitan Life Insurance Company (the "Company") to the Staff of the Division of Investment Management of the U.S. Securities and Exchange Commission (the "Commission") (the "Representation Letter"), MetLife understands that the Staff will not object if during the period from April 30, 2007 to May 1, 2008, and subject to the facts, conditions, and representations set forth in the Representation Letter, separate account financial statements prepared in the manner described in the Representation Letter are included in post-effective amendments for existing variable life insurance policies issued by the Company.

In this regard, the Company hereby acknowledges and agrees that the actions of the Staff in not objecting to the inclusion of separate account financial statements in the filing that this letter accompanies, as more fully described in the Representation Letter: (i) shall not foreclose the Commission from taking any action with respect to the matters set forth in the Representation Letter; (ii) do not relieve the Company from its full responsibility for the adequacy and accuracy of the disclosure in the filing that this letter accompanies; and (ii) may not be asserted by the Company as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

                                                  Sincerely,

                                                  /s/ Paul G. Cellupica
                                                  -----------------------------
                                                  Paul G. Cellupica

cc: Robert S. Lamont
    Mary E. Thornton

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Metropolitan Life Insurance Company
One MetLife Plaza
27-01 Queens Plaza North
Long Island City, NY 11101

                                April 30, 2007

Mr. Richard Sennett
Office of the Chief Accountant
Division of Investment Management
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

         RE: Metropolitan Life Insurance Company
             Separate Account Financial Statements

Dear Mr. Sennett:

As per your request, and as a follow-up to our recent conversations, this letter confirms our understanding that the Staff of the Division of Investment Management (the "Division") of the Securities and Exchange Commission (the "Commission") will not object if, subject to the facts, conditions, and representations and for the period of time set forth below, separate account financial statements prepared in the manner described herein are included in post-effective amendments for existing variable life insurance policies (the "VLI contracts") issued by Metropolitan Life Insurance Company ("MetLife"). These VLI contracts are supported by the following separate accounts, which were acquired by MetLife in connection with the recent merger of Paragon Life Insurance Company ("Paragon") with and into MetLife: Paragon Separate Account A (File No. 811-5382); Paragon Separate Account B (File No. 811-7534); Paragon Separate Account C (File No. 811-7982); and Paragon Separate Account D (File No. 811-08385) (collectively, the "Separate Accounts").

Background

As you know, we recently contacted the Staff because Paragon historically prepared a different set of financial statements for Separate Account assets and liabilities pertaining to each VLI contract Paragon issued, rather than one set of financial statements pertaining to the assets and liabilities of the entire Separate Account. Based on our discussions, we understand that the Staff of the Division has taken the position that Item 24(a) of Form N-6 requires financial statements to be presented with respect to all of the assets and liabilities of a separate account rather than separately for the assets and liabilities of different variable contracts issued through the separate account.

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MetLife has started a conversion process that will permit it, as of May 1,
2008, to present Separate Account financial statements in accordance with the Staff's interpretation of Form N-6 described above. MetLife is confident that it will be able to present Separate Account financial statements in the new format for inclusion in post-effective amendments for the May 1, 2008 update season and going forward. MetLife does not believe that it would be able to complete the conversion before that time and appreciates the Staff's willingness not to object to the completion of the conversion on this timetable.

This letter sets forth the following conditions and representations that the Staff has asked for in connection with this matter:

Conditions and Representations

     1. MetLife represents that it has undertaken and is currently in the process of a conversion process to permit full financial statements to be prepared for each of the Separate Accounts;

     2. MetLife represents that it will be converting to Separate Account financial statements in this new format for financial statements as of and for the period ending December 31, 2007;

     3. MetLife represents that it will be able to provide audited Separate Account financial statements in the new format for the May 1, 2008 update season;

     4. MetLife undertakes to file post-effective amendments by May 1, 2008 as necessary to add Separate Account financial statements in the new format to any registration statements and post-effective amendments that are filed and become effective on or after January 1, 2007 and prior to May 1, 2008, which do not contain Separate Account financial statements in the new format;

     5. MetLife undertakes to file this letter as an exhibit to each post-effective amendment filed during the period from the date of this letter to May 1, 2008, that does not include Separate Account financial statements in the new format; and

     6. MetLife undertakes to file as EDGAR correspondence with each post-effective amendment filed during the period from the date of this letter to May 1, 2008, that does not include Separate Account financial statements in the new format, a "Tandy" letter stating that MetLife acknowledges and agrees that the actions of the Staff in not objecting to the inclusion of Separate Account financial statements in the filing: (i) shall not foreclose the Commission from taking any action with respect to the matters set forth in this representation letter; (ii) do not relieve MetLife from its full responsibility for the adequacy and accuracy of the disclosure in the filing;

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         and (ii) may not be asserted by MetLife as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

                            *          *          *

If you have any questions or comments regarding this letter, please call the undersigned at (212) 578-3067.

                                                  Sincerely,

                                                  /s/ Paul G. Cellupica
                                                  -----------------------------
                                                  Paul G. Cellupica

cc: Robert S. Lamont
    Mary E. Thornton